Exhibit 10.1

AMENDED AND RESTATED

SIMMONS FIRST NATIONAL CORPORATION

2023 STOCK AND INCENTIVE PLAN

(as amended and restated effective May 13, 2026)

ARTICLE I

Establishment, Purpose, and Duration

1.1 Establishment of the Plan. Simmons First National Corporation, an Arkansas corporation, previously established the Simmons First National Corporation 2023 Stock and Incentive Plan, effective April 18, 2023. The Company hereby amends and restates the plan and establishes the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan as set forth in this document and as hereafter from time to time further amended and/or restated (the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Stock Awards, Other Stock-Based Awards and Performance Cash Awards. The Plan was approved by the Board of Directors of the Company on March 12, 2026 and shall become effective on May 13, 2026 (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company on such date. The Plan was originally adopted by the Board on March 6, 2023 and originally became effective upon approval by the shareholders of the Company on April 18, 2023. The Company previously maintained the Second Amended and Restated Simmons First National Corporation 2015 Incentive Plan and other prior equity incentive plans of the Company (collectively, the “Prior Plans”). No additional awards shall be made under the Prior Plans, although any outstanding awards under the Prior Plans shall remain outstanding in accordance with their terms. For the avoidance of doubt, the Second Amended and Restated 2015 Employee Stock Purchase Plan maintained by the Company is not a Prior Plan and shall not be affected by shareholder approval of the Plan.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term growth and profitability of the Company and its Subsidiaries, to provide Employees, Non-Employee Directors and Consultants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide Employees, Non-Employee Directors and Consultants with incentives that are closely linked to the interests of all shareholders of the Company.

1.3 Duration of the Plan. The terms of the amended and restated Plan are effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 16.1 herein. No Awards shall be granted under the Plan after May 12, 2036; however, Awards granted on or before May 12, 2036 shall remain valid in accordance with their terms.

ARTICLE II

Definitions

2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

(b) “Agreement” means a written agreement or other instrument or document, which may be in electronic format, implementing the grant of an Award and setting forth the specific terms of such Award, and which is signed, accepted or otherwise acknowledged (including a signature, acceptance or other acknowledgment in electronic format) by an authorized officer or director of the Company and by the Participant, except that no signature, acceptance or other acknowledgment will be required from the Participant in the case of an Award with no vesting conditions or which has a designated period during which the Award may be rejected but after which the Award is deemed automatically accepted. The Company’s Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief People Officer, Secretary and such other officers or directors of the Company as shall be designated by the Committee are hereby authorized to sign, accept or otherwise acknowledge Agreements on behalf of the Company (including a signature, acceptance or other acknowledgment in electronic format) and to cause Agreements to be delivered to each Participant (including delivery in electronic format).

(c) “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Stock Awards, Other Stock-Based Awards or Performance Cash Awards.

(d) “Award Date” means the date on which an Award is made (also referred to as “granted”) by the Committee under this Plan.

(e) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f) “Beneficiary” means the person designated by a Participant under Article XVII to receive and exercise any Options or SARs that may be exercised after his death or to receive payment under any Award that may be paid after his death, as provided for in the Agreement for the applicable Award.

(g) “Board” means the Board of Directors of the Company, unless otherwise indicated.

(h) “Change in Control” means the occurrence of any one of the following events at any time after the Effective Date, provided that if a Change in Control occurs on account of any series or transactions or events, the Change in Control occurs on the date of the last of such transactions or events:

(i) during any 12-month period, individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board; provided, that any person becoming a director after the Effective Date and whose election or nomination for election was approved (or recommended to the shareholders of the Company for approval) by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director, but any person initially becoming a director in connection with an actual or threatened election contest or other solicitation of proxies by or on behalf of an individual or entity other than the Incumbent Directors will not be an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of (A) more than 50% of the then outstanding Shares, (B) securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”), (C) more than 50% of the then outstanding shares of common stock of Simmons Bank (“Bank Shares”), or (D) securities of Simmons Bank representing more than 50% of the combined voting power of Simmons Bank’s then outstanding securities eligible to vote for the election of directors (“Bank Voting Securities”); provided, further, that for purposes of this subsection (ii), the following acquisitions of Shares, Company Voting Securities, Bank Shares, or Bank Voting Securities shall not constitute a Change in Control: (w) an acquisition by the Company, (x) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (y) an acquisition pursuant to a Non-Qualifying Transaction (as defined in clause (iii) below), or (z) an acquisition pursuant to a Non-Qualifying Bank Transaction (as defined in clause (iv) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Shares and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50%, respectively, of (1) the then outstanding shares of common stock (or similar securities in the case of an entity that does not have common stock) and (2) the combined voting power of the then outstanding securities generally eligible to vote in the election of directors (or similar officials in the case of an entity other than a corporation) ((1) and (2) collectively, the “Total Voting Power”) of (I) in the case of a Reorganization, the entity resulting from such Reorganization (which, for the avoidance of doubt, may be the Company); in the case of a Sale, the entity that has acquired all or substantially all of the assets of the Company; in the case of an Acquisition, the Company (in each case, the “Surviving Entity”) or (II) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the Total Voting Power of the Surviving Entity (“Parent Entity”) in substantially the same proportions as their ownership immediately prior to such Reorganization, Sale or Acquisition of the outstanding Shares and the outstanding Company Voting Securities (as the case may be), (B) no Person (other than (x) the Company, (y) the Parent Entity (or if there is no Parent Entity, the Surviving Entity), or (z) any employee benefit plan (or related trust) sponsored or maintained by either of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the Total Voting Power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity), except to the extent that such ownership existed immediately prior to the Reorganization, Sale or Acquisition, and (C) at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) are Incumbent Directors (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in clauses (A), (B) and (C) above in this clause (iii) shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving Simmons Bank (a “Bank Reorganization”), or the sale or other disposition of all or substantially all of Simmons Bank’s assets (a “Bank Sale”) or the acquisition of assets or stock of another corporation or other entity (a “Bank Acquisition”), unless immediately following such Bank Reorganization, Bank Sale or Bank Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding

Bank Shares and outstanding Bank Voting Securities immediately prior to such Bank Reorganization, Bank Sale or Bank Acquisition beneficially own, directly or indirectly, more than 50%, respectively, of the Total Voting Power of (I) in the case of a Bank Reorganization, the entity resulting from such Bank Reorganization (which, for the avoidance of doubt, may be the Bank); in the case of a Bank Sale, the entity that has acquired all or substantially all of the assets of the Bank; in the case of a Bank Acquisition, the Bank (in each case, the “Surviving Bank Entity”) or (II) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the Total Voting Power of the Surviving Bank Entity (“Bank Parent Entity”) in substantially the same proportions as their ownership immediately prior to such Bank Reorganization, Bank Sale or Bank Acquisition of the outstanding Bank Shares and the outstanding Bank Voting Securities (as the case may be), (B) no Person (other than (x) the Bank, (y) the Bank Parent Entity (or if there is no Bank Parent Entity, the Surviving Bank Entity), or (z) any employee benefit plan (or related trust) sponsored or maintained by either of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the Total Voting Power of the Bank Parent Entity (or, if there is no Bank Parent Entity, the Surviving Bank Entity), except to the extent that such ownership existed immediately prior to the Bank Reorganization, Bank Sale or Bank Acquisition, and (C) at least a majority of the members of the board of directors of the Bank Parent Entity (or, if there is no Bank Parent Entity, the Surviving Bank Entity) are Incumbent Directors (any Bank Reorganization, Bank Sale or Bank Acquisition which satisfies all of the criteria specified in clauses (A), (B) and (C) above in this clause (iv) shall be deemed to be a “Non-Qualifying Bank Transaction”); or

(v) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this section, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control with respect to an Award that is subject to Section 409A of the Code and is intended to comply with Section 409A of the Code (a “409A Award”) unless such event is also a “change in control event” as defined in Section 409A of the Code with respect to such 409A Award.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(j) “Committee” means the committee of the Board appointed to administer the Plan pursuant to Article III herein, which shall be the Compensation Committee of the Board unless the Board determines otherwise. All members of the Committee shall be “independent directors” under applicable stock exchange listing requirements. In the event the Board exercises the authority of the Committee in connection with the Plan or an Award as contemplated by Section 3.1(a) herein, the term “Committee” shall refer to the Board in connection with the Plan or with regard to that Award (provided, for the avoidance of doubt, that the independence requirements set forth in the preceding sentence shall not apply to the Board).

(k) “Company” means Simmons First National Corporation, or, where applicable, any successor thereto as provided in Article XX herein.

(l) “Consultant” means a natural person who provides bona fide consulting or advisory services to the Company or its Subsidiaries, provided the services are not in connection with a capital-raising transaction and the person does not directly or indirectly promote or maintain a market for the Company’s securities.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any regulations promulgated thereunder.

(n) “Fair Market Value” of a Share means (A) the per-share closing market price on the applicable principal U.S. market on the relevant date if it is a trading date or, if not, on the most recent date on which a Share was traded prior to such date, as reported by the stock exchange or system for the applicable principal U.S. market, or (B) if the Share is not traded as provided in (A) or if, in the opinion of the Committee, the method provided in (A) is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(o) “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Section 422 of the Code.

(p) “Employee” means an officer or other employee of the Company or its Subsidiaries.

(q) “Non-Employee Director” means an individual who is a member of the Board or the Board of Directors of a Subsidiary of the Company (or has been designated a “regional,” “advisory,” or similar director of the Company or any Subsidiary (including any division of a Subsidiary)) and, in either case, who is not an employee of the Company or a Subsidiary.

(r) “Nonqualified Stock Option” means an option to purchase Shares, granted under Article VI herein, which is not intended to be an Incentive Stock Option and is so designated.

(s) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(t) “Other Stock-Based Award” means an Award based on the value (or the increase in value) of Shares granted to a Participant pursuant to Article XII herein. Other Stock-Based Award may be settled in Shares, in cash or in a combination thereof as determined by the Committee. Even to the extent an Other Stock-Based Award is denoted by reference to Shares of Stock and is payable in Shares, the receipt of an Other Stock-Based Award does not constitute receipt of the underlying Shares.

(u) “Participant” means an Employee, Non-Employee Director or Consultant who is granted an Award under the Plan and whose Award remains outstanding.

(v) “Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction of one or more Performance Goals. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement.

(w) “Performance Cash Award” means an Award of cash granted to a Participant pursuant to Article XIII.

(x) “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award that a Participant is entitled to exercise, receive or retain. For purposes of the Plan, a Performance Goal may be particular to a Participant, and may include any one or more of the following performance criteria or such other performance criteria determined by the Committee, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, Affiliate, division, business unit or department, line of business or business segment or any combination thereof, measured either quarterly, annually or cumulatively over a period of years or partial years (or such other measurement period as determined by the Committee), in each case as specified by the Committee in the Award: (i) earnings or earnings per share (whether on a pre-tax, after-tax, pre-provision, core, adjusted, operational or other basis); (ii) return measures (including return on assets, average assets, capital, equity, common equity, tangible common equity, investments or sales, and cash flow return on assets, average assets, capital, equity, common equity, tangible common equity, investments or sales); (iii) improvements in capital structure; (iv) revenues (including pre-provision net revenues); (v) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (vi) one or more operating ratios; (vii) stock price, stock performance, shareholder return or total shareholder return; (viii) market share; (ix) cash (cash flow, cash generation or other cash measures); (x) capital expenditures; (xi) net borrowing, debt leverage levels, credit quality or debt ratings; (xii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (xiii) net asset value per share; (xiv) economic value added; (xv) sales; (xvi) profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (xvii) net income (before or after taxes, operating income or other income measures); (xviii) internal rate of return or increase in net present value; (xix) productivity measures; (xx) cost reduction measures; (xxi) strategic plan development and implementation; (xxii) customer measures (including changes in number of customers or households); (xxiii) growth measures (deposit growth, loan growth, revenue growth, or asset growth); (xxiv) net charge-offs and other asset quality measures; (xxv) percentage of non-accrual loans to total loans or net charge-off ratio and other asset quality ratios; (xxvi) provision expense; (xxvii) satisfactory internal or external audits; (xxviii) improvement of financial ratings; (xxix) quality measures; (xxx) regulatory exam results; (xxxi) achievement of risk management objectives; (xxxii) achievement of strategic performance objectives; (xxxiii) implementation, management or completion of critical projects or processes; (xxxiv) efficiency ratio (as generally recognized and used for bank financial reporting and analysis, and including on an adjusted basis); or (xxxv) any component or components of the foregoing (with such determination, in the Committee’s sole discretion, to include, exclude or otherwise adjust for the effects of events that occur during the relevant period, including: (A) extraordinary, unusual and/or non-recurring items of gain or loss; (B) other non-recurring items; (C) material extraordinary items that are both unusual and infrequent; (D) non-budgeted items; (E) an event or series of events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (F) asset write-downs; (G) litigation or claim judgments or settlements; (H) the effect of changes in tax laws, accounting principles, or other laws or regulations or provisions affecting reported results under the applicable Performance Goals; (I) any reorganization and restructuring programs, or charges or accruals for the same; (J) acquisitions or divestitures, or the effects of business combinations; (K) discontinued operations and dispositions of business units or segments; (L) changes in capital structure; and (M) special charges or items). Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or other metric, or any combination thereof. The Committee shall determine the Performance Period during which a Performance Goal must be met, and attainment of Performance Goals shall be subject to certification by the Committee. To the extent not prohibited by the Agreement for an Award, the Committee may, in its discretion, adjust the compensation or economic benefit due upon satisfaction of Performance Goals, adjust the Performance Goals themselves and/or the length of the Performance Period in which one or more Performance Goals must be satisfied, or make other adjustments on any basis, including the Committee’s discretion, as the Committee deems appropriate.

(y) “Performance Period” means the period during which a Performance Goal is measured in connection with a Performance-Based Compensation Award. The Performance Period shall be set by the Committee and subject to applicable provisions regarding accelerated vesting events.

(z) “Performance Share Units” means an Award, designated as a Performance Share Unit, granted to a Participant pursuant to Article X, subject to satisfaction of one or more Performance Goals. A Performance Share Unit is valued by reference to the Fair Market Value of a Share or to a number of Shares or valued as a fixed dollar amount. Performance Share Units may be settled in Shares, in cash or in a combination thereof as determined by the Committee. Even to the extent a Performance Share Unit is denoted by reference to Shares of Stock and is payable in Shares, the receipt of a Performance Share Unit Award does not constitute receipt of the underlying Shares.

(aa) “Period of Restriction” means the period during which Shares of Restricted Stock are subject to a substantial risk of forfeiture and/or subject to limitations on transfer pursuant to Article VIII herein, or the period during which Restricted Stock Units are subject to vesting requirements, pursuant to Article IX herein. The relevant restriction may lapse based on a period of time or after meeting one or more Performance Goals specified by the Committee, or both. The Period of Restriction shall be set by the Committee and subject to applicable provisions regarding accelerated vesting events.

(bb) “Person” means a natural person or any legal, commercial or governmental association or entity, including a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert or any person acting in a representative capacity.

(cc) “Plan” has the meaning provided in Section 1.1 herein.

(dd) “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article VIII herein.

(ee) “Restricted Stock Unit” means an Award, designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article IX herein and valued by reference to the Fair Market Value of a Share or to a number of Shares or valued as a fixed dollar amount, which is subject to vesting requirements. Restricted Stock Units may be settled in Shares, in cash or in a combination thereof as determined by the Committee. Even to the extent a Restricted Stock Unit is denoted by reference to Shares of Stock and is payable in Shares, the receipt of a Restricted Stock Unit Award does not constitute receipt of the underlying Shares.

(ff) “Stock” or “Shares” means the Class A Common Stock of the Company, par value $0.01 per share.

(gg) “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII, and payable in Shares, in cash or in a combination thereof as determined by the Committee.

(hh) “Stock Award” means an Award of Stock granted to a Participant pursuant to Article XI.

(ii) “Subsidiary” means, in the case of Incentive Stock Options, any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and, in the case of Awards other than Incentive Stock Options (and for all other purposes related to this Plan), any subsidiary corporation, partnership, limited liability company, joint venture or other trade or business which is considered a single employer with the Company within the meaning of Section 414(b) or Section 414(c) of the Code (substituting “at least 50%” for “at least 80%” in determining ownership or control therein), except to the extent a different definition is required under Section 409A of the Code. For purposes hereof, subject to the provisions of applicable law, the term Subsidiary includes any entity which becomes a Subsidiary after the approval of the Plan by the Board.

ARTICLE III

Administration

3.1 The Committee.

(a) The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. To the extent required by SEC Rule 16b-3, all Awards shall be made by members of the Committee who are “non-employee directors” as that term is defined in SEC Rule 16b-3 or by the Board. In the event the Board determines that a member of the Committee was not an “independent director” under applicable stock exchange listing requirements and/or was not a “non-employee director” as defined in SEC Rule 16b-3, as applicable, on the Award Date, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Any authority granted to the Committee may also be exercised by the full Board.

(b) The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised, paid or distributed and to determine the extent to which one or more applicable Performance Goals has been satisfied; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan, including the ability to resolve any ambiguities and define any terms; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the end of any Performance Period or the termination of any Period of Restriction or other restrictions imposed under the Plan with respect to Restricted Stock or any other Award to the extent permitted by Section 409A of the Code; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan in its discretion. In the event of a conflict or inconsistency between the Plan and any Agreement, the Plan shall govern, and the Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(c) The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d) The Committee, in its discretion, may delegate to the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, General Counsel, Chief People Officer and/or Secretary of the Company or to another member of the Company’s management as designated by the Committee all or part of the Committee’s authority and duties with respect to Awards to individuals who are not officers and directors of the Company subject to the reporting and other provisions of Section 16 of the Exchange Act (such officers and directors are hereafter sometimes referred to as “Section 16 Persons”). The Committee may establish the maximum number of shares that can be granted by such officer and may establish guidelines for such officer’s authority and discretion. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegee or delegees that were consistent with the terms of the Plan.

3.2 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees, Non-Employee Directors and/or Consultants as the Committee may select. Each Award shall be evidenced by an Agreement.

3.3 Decisions Binding. All interpretations, constructions, determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan or an Agreement shall be made in its discretion and shall be final, conclusive, and binding.

3.4 Requirements of SEC Rule 16b-3. Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of SEC Rule 16b-3.

Notwithstanding any provision of the Plan to the contrary, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to Section 16 Persons shall comply with any applicable conditions of SEC Rule 16b-3; and (ii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV

Stock Subject to the Plan

4.1 Number of Shares. The terms of the amended and restated Plan add 3,550,000 Shares to the Plan reserve, such that, subject to adjustment as provided in Section 4.5 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 7,350,000 since Plan inception. Except as provided in Section 4.3 herein, the issuance of Shares in connection with the exercise of, or in settlement of, any Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, including Shares that have been or may be reacquired by the Company.

4.2 Incentive Stock Option Limit. Subject to adjustment as provided in Section 4.5 herein, no more than an aggregate of 7,350,000 Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan since Plan inception (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Sections 421 and 422 of the Code).

4.3 Lapsed Awards or Forfeited Shares. If any Award granted under this Plan terminates, expires, is cancelled or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to an Award are forfeited, any Shares subject to such Award or such forfeited Shares, as applicable, again shall be available for the grant of an Award under the Plan.

4.4 Use of Shares as Payment of Option Price, SAR Exercise Price or Taxes. Shares withheld by the Company, delivered by the Participant, or otherwise used to pay the Option Price pursuant to the exercise of an Option or the SAR Exercise Price pursuant to the exercise of a SAR shall not be available for future Awards under the Plan. Shares withheld by the Company, delivered by the Participant, or otherwise used to satisfy payment of taxes associated with an Award shall not be available for future Awards under the Plan. To the extent Shares are delivered or withheld pursuant to the exercise of an Option or a SAR, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for future Awards under the Plan, as opposed to counting only those net Shares issued upon exercise.

4.5 Capital Adjustments. The number and kind or class of Shares or securities subject to each outstanding Award, the Option Price and SAR Exercise Price for each outstanding Award, and the aggregate number and kind or class of Shares or securities that may be issued pursuant to Awards made under the Plan and other relevant provisions shall be proportionately, equitably, and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event or change in the Company’s capital stock (including the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company) in which the number or class of Shares is changed. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award to eliminate the fractional shares. Where an Award being adjusted is an ISO or is subject to or falls under an exemption from Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or Section 409A, as applicable, of the Code. Adjustments made by the Committee pursuant to this Section 4.5 to outstanding Awards shall be made as appropriate to maintain favorable tax and/or accounting treatment. Notwithstanding any provision of the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons.

4.6 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award thereunder. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

4.7 Annual Limit on Non-Employee Director Compensation. Notwithstanding any provision of the Plan to the contrary, and subject to adjustment as provided in Section 4.5 herein (and further subject to the last sentence of this Section 4.7), a Non-Employee Director shall not receive compensation for any calendar year for such individual’s service as a Non-Employee Director during such year in excess of $750,000 in the aggregate, including cash payments and Awards. Cash payments shall be counted for purposes of this aggregate limit in the calendar year for which they are reported as compensation in the Company’s director compensation disclosures pursuant to Item 402 of Regulation S-K under the Exchange Act, or a successor provision. Awards shall be counted for purposes of this aggregate limit in the calendar year in which they are granted, based on the grant date fair value of such Awards for financial reporting purposes (but excluding the impact of estimated forfeitures related to service-based vesting provisions). For the avoidance of doubt, this annual limit does not apply to (a) compensation paid to a Non-Employee Director for services rendered to the Company or any subsidiary in any capacity other than as a director, or (b) any amounts paid or benefits provided pursuant to any plan, agreement or arrangement that were earned, accrued or granted while such individual was an employee of the Company or any subsidiary, including but not limited to payments or distributions of amounts previously deferred under any deferred compensation plan or arrangement as a result of such prior employment. The independent members of the Board may make exceptions to this annual limit in extraordinary circumstances for an individual Non-Employee Director, provided that the director receiving such additional compensation may not participate in the decision to award such compensation.

ARTICLE V

Eligibility

5.1 Persons eligible to participate in the Plan and receive Awards are all Employees, Non-Employee Directors and Consultants who, in the opinion of the Committee, merit becoming Participants. The grant of an Award shall not obligate the Company to pay an Employee, Non-Employee Director or Consultant any particular amount of remuneration, to continue the employment of an Employee or the service of a Non-Employee Director or Consultant after the grant, or to make further grants to an Employee, Non-Employee Director or Consultant at any time thereafter. Nothing herein shall be construed as either a contract of employment or otherwise altering the at-will nature of employment, if applicable.

ARTICLE VI

Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Options under the Plan to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant; provided, however, that (i) the aggregate Fair Market Value (determined at the time the Award is granted) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder (the “Limitation Amount”), (ii) no ISO may be granted on or following the tenth anniversary of the Effective Date, and (iii) no ISO may be granted to a Non-Employee Director or a Consultant. ISOs granted under the Plan and all other plans of the Company and any Subsidiary shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an ISO to ensure that the foregoing requirement is met.

6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as defined in Section 6.3 herein), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine consistent with the Plan. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option not intended to be within the provisions of Section 422 of the Code; provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, notwithstanding anything in the Plan or Agreement to the contrary, it shall continue in full force and effect as a Nonqualified Stock Option. No Option may be exercised after the expiration of its term or, except as set forth in the Agreement, after the termination of the Participant’s employment or service. The Committee shall set forth in the Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or service; provided that in the event an Incentive Stock Option may be exercised after (a) three (3) months from the Participant’s termination of employment with the Company for reasons other than disability (as defined under Section 22(e)(3) of the Code) or death, or (b) one (1) year from the Participant’s termination of employment on account of disability (as defined under Section 22(e)(3) of the Code) or death, then the Agreement shall specifically provide that the exercise beyond such periods shall be the exercise of a Nonqualified Stock Option. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.

6.3 Option Price. The exercise price per Share covered by an Option (“Option Price”) shall be determined by the Committee subject to the limitations described in this Section 6.3 and otherwise in the Plan. The Option Price shall not be less than 100% of the Fair Market Value of such Share on the Award Date. In addition, an ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Share on the Award Date.

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable after the expiration of ten (10) years from its Award Date. In addition, an ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company shall not be exercisable after the expiration of five (5) years from its Award Date.

6.5 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

6.6 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form (which may be electronic) prescribed by the Committee (or its delegee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any taxes required in connection with the Option exercise. The Option Price shall be payable to the Company in full by any method provided for in the Agreement or as otherwise approved by the Committee in its discretion, which may be (i) in cash, (ii) by delivery of Shares valued at Fair Market Value at the time of exercise, (iii) by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Option Price to be paid, (iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount necessary to pay the Option Price and, if required by the Committee, applicable taxes (i.e., a broker-assisted cashless exercise), or (v) by a combination of the foregoing. As soon as practicable after receipt of written notice and payment, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs. No Participant who is awarded Options shall have rights as a shareholder unless and until the underlying Shares are issued to the Participant upon exercise of the Options.

6.7 Nontransferability of Options. No Option granted under the Plan, and no right in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than due to the Participant’s death as provided in Article XVII. Further, all Options and rights in connection therewith granted to the Participant under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant or his guardian or legal representative.

6.8 Disqualifying Disposition of Shares Issued on Exercise of an ISO. If a Participant makes a “disposition” (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of an ISO within two (2) years from the Award Date or within one (1) year from the date the Shares are transferred to the Participant, the Participant shall, within ten (10) days of disposition, notify the Committee (or its delegee) in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.

6.9 Shareholder Rights. A Participant holding Options shall have no right to vote the underlying Shares, no right to receive dividends on the underlying Shares, and no other rights as a shareholder unless and until the underlying Shares are issued to the Participant upon exercise of the Options. In no event shall any Option granted under the Plan include any right to cash distributions or dividend equivalent rights with respect to such Option or the underlying Shares.

ARTICLE VII

Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights under the Plan to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine.

7.2 SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify its terms and conditions, the per Share exercise price of the SAR (the “SAR Exercise Price”), the duration of the SAR, the number of Shares to which the SAR pertains, any conditions imposed upon the exercisability of SARs in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine consistent with the Plan. The SAR Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the Award Date.

7.3 Exercisability of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs, subject to the terms and provisions of the Plan.

7.4 Other Conditions Applicable to SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, no SAR shall be exercisable after the expiration of ten (10) years from its Award Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the SAR Exercise Price. A SAR shall be exercised by delivery to the Committee (or its delegee) of a written notice of exercise in the form (which may be electronic) prescribed by the Committee (or its delegee).

7.5 Payment after Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company therefor (except for applicable taxes, and other than the rendering of services), an amount (the “SAR Value”) equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) the SAR Exercise Price.

Payment of the SAR Value to the Participant shall be made at the time of exercise in Shares, in cash or in a combination thereof as determined by the Committee. To the extent payment of the SAR Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date of exercise. The Committee may specify in a SAR Agreement that the Shares which are delivered upon payment of the SAR Value may be Restricted Stock pursuant to Article VIII and subject to such further restrictions and vesting as provided in the SAR Agreement.

7.6 Nontransferability of SARs. No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Article XVII. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant or his guardian or legal representative.

7.7 Shareholder Rights. A Participant holding SARs shall have no right to vote the underlying Shares, no right to receive dividends on the underlying Shares, and no other rights as a shareholder unless and until the underlying Shares are issued to the Participant upon exercise of the SAR. In no event shall any SAR granted under the Plan include any right to cash distributions or dividend equivalent rights with respect to such SAR or the underlying Shares.

ARTICLE VIII

Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable taxes) other than the rendering of services.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the number of Restricted Stock Shares granted, the applicable Period of Restriction, and, if applicable, any Performance Goals or other restrictions and such other provisions as the Committee shall determine consistent with the Plan. If a Restricted Stock Award is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goals and Period of Restriction and, if different, Performance Period, shall be set forth in an Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement), and the requirements to satisfy the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.

8.3 Transferability. Except as provided in this Article VIII or Article XVII herein, and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any Performance Goals or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant or his guardian or legal representative.

8.4 Other Restrictions. The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock (or otherwise denote the Restricted Stock as restricted, if issued in book-entry or electronic form) to give appropriate notice of such restrictions. Unless otherwise determined by the Committee, custody of Shares of Restricted Stock issued in certificated form shall be retained by the Company until the termination of the restrictions pertaining thereto.

8.5 Certificate Legend. In addition to any other legends placed on certificates, or to which Shares of Restricted Stock issued in book-entry or electronic form are made subject, pursuant to Section 8.4 herein, any Award of Restricted Stock issued in book-entry or electronic form shall be subject to a legend in substantially the following form, and any certificates representing shares of Restricted Stock granted pursuant to the Plan shall bear a legend in substantially the following form, until such time as the restrictions hereunder lapse and such Shares become freely transferable:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated ____________. A copy of the Plan, such rules and procedures, and such restricted stock agreement may be obtained from the Secretary of Simmons First National Corporation.

8.6 Removal of Restrictions. Except as otherwise provided in this Article VIII, the Agreement or applicable law or regulation, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction of any applicable Performance Goals. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from the Share certificate or similar notation removed from such Shares if issued in book-entry or electronic form.

8.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares while subject to restrictions hereunder.

8.8 Dividends and Other Distributions. During the Period of Restriction, unless otherwise provided in the Agreement, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and the same rules for custody as the Shares of Restricted Stock with respect to which they were paid.

ARTICLE IX

Restricted Stock Units

9.1 Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Restricted Stock Unit representing one Share) to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable taxes) other than the rendering of services. The Committee is expressly authorized to grant Restricted Stock Units that are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units that are not deferred compensation covered by Section 409A of the Code.

9.2 Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and, if applicable, any Performance Goals or other restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine consistent with the Plan. If a Restricted Stock Unit Award is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goals and Period of Restriction and, if different, Performance Period, shall be set forth in an Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement), and the requirements to satisfy the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.

9.3 Transferability. Except as provided in this Article IX or Article XVII herein, and subject to the limitation in the next sentence, the Restricted Stock Units granted hereunder and the rights thereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any Performance Goals or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock Units granted to a Participant under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant or his guardian or legal representative.

9.4 Dividends and Other Distributions; Voting. A Participant holding Restricted Stock Units shall have no rights to dividend equivalents or other distributions with respect to such Restricted Stock Units unless the Committee provides otherwise in the Agreement. The Committee may provide in the Agreement for dividend equivalents or other distributions with respect to Restricted Stock Units and may provide for current payment of such dividend equivalents or other distributions or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Restricted Stock Units to which they are attributable. Participants holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units unless and until the underlying Shares are issued to the Participant.

9.5 Settlement after Lapse of Restrictions. Restricted Stock Units may be settled in Shares, in cash or in a combination thereof as determined by the Committee. Unless otherwise provided in the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit Award, a Participant’s vested Restricted Stock Units shall be immediately settled by the issuance and delivery to the Participant of one share of Stock for each vested Restricted Stock Unit. Any payment in Shares shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs.

ARTICLE X

Performance Share Units

10.1 Grant of Performance Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units under the Plan to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine. Participants receiving Performance Share Unit Awards are not required to pay the Company therefor (except for applicable taxes) other than the rendering of services. The Committee is expressly authorized to grant Performance Share Units that are deferred compensation covered by Section 409A of the Code, as well as Performance Share Units that are not deferred compensation covered by Section 409A of the Code.

10.2 Performance Share Unit Agreement. Each Performance Share Unit is intended to be a Performance-Based Compensation Award and shall be evidenced by an Agreement. The terms and conditions of each such Award, including the number of Performance Share Units granted, one or more Performance Goals and applicable Performance Period, and such other provisions as the Committee shall determine consistent with the Plan, shall be set forth in the Agreement or in a subplan of the Plan that is incorporated by reference into the Agreement, and the requirements to satisfy the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan. The Committee shall set the Performance Goal(s) and applicable Performance Period in its discretion for each Participant who is granted a Performance Share Unit.

10.3 Transferability. Except as provided in this Article X or Article XVII herein, and subject to the limitation in the next sentence, the Performance Share Units granted hereunder and the rights thereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the satisfaction of any Performance Goals or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement (or in a subplan of the Plan that is incorporated by reference into the Agreement). All rights with respect to the Performance Share Units granted to a Participant under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant or his guardian or legal representative.

10.4 Dividends and Other Distributions; Voting. A Participant holding Performance Share Units shall have no rights to dividend equivalents or other distributions with respect to such Performance Share Units unless the Committee provides otherwise in the Agreement. The Committee may provide in the Agreement for dividend equivalents or other distributions with respect to Performance Share Units and may provide for current payment of such dividend equivalents or other distributions or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Performance Share Units to which they are attributable. Participants holding Performance Share Units shall have no right to vote the Shares represented by such Performance Share Units unless and until the underlying Shares are issued to the Participant.

10.5 Settlement of Performance Share Units. Performance Share Units may be settled in Shares, in cash or in a combination thereof as determined by the Committee. The value and vesting of such Performance Share Units is based on the degree to which the Performance Goals and other conditions established by the Committee and set forth in the Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement) have been satisfied. Unless otherwise provided in the Agreement, vested Performance Share Units shall be immediately settled by the issuance and delivery to the Participant of one share of Stock for each vested Performance Share Unit. Any payment in Shares shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs.

ARTICLE XI

Stock Awards

11.1 Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant unrestricted Stock Awards under the Plan to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine. Participants receiving Stock Awards are not required to pay the Company therefor (except for applicable taxes) other than the rendering of services. Unless otherwise provided in the applicable Agreement, Stock Awards shall be fully vested and freely transferable as of the Award Date, subject to restrictions under applicable Federal or state securities laws.

ARTICLE XII

Other Stock-Based Awards

12.1 Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine, other forms of equity-based Awards not described above which are based on the value (or the increase in value) of Shares and which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Each such Other Stock-Based Award shall be evidenced by an Agreement that shall specify the terms and conditions thereof, which may include Performance Goals or other criteria which must be satisfied, completion of a specified period of service with the Company, a combination of any of the foregoing factors or such other provisions as the Committee shall determine consistent with the Plan. An Other Stock-Based Award may be settled in Shares, in cash or in a combination thereof as determined by the Committee. To the extent an Other Stock-Based Award is settled in Shares, such payment shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs. Participants holding Other Stock-Based Awards shall have no right to vote and no rights of ownership with respect to any Shares represented by such Other Stock-Based Award unless and until the underlying Shares are issued to the Participant.

ARTICLE XIII

Performance Cash Awards

13.1 Grant of Performance Cash Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant a Performance Cash Award under the Plan to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine. The terms and conditions of any Performance Cash Award, including one or more Performance Goals and applicable Performance Period, and such other provisions as the Committee shall determine consistent with the Plan, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement, and the requirements to satisfy the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan. The Committee is expressly authorized to grant Performance Cash Awards that are deferred compensation covered by Section 409A of the Code, as well as Performance Cash Awards that are not deferred compensation covered by Section 409A of the Code.

13.2 Permissive Provision; No Impact on Other Cash Incentive Programs. For the avoidance of doubt, nothing in this Article XIII or elsewhere in the Plan shall affect the right of the Company to adopt such other performance cash, cash incentive, cash bonus or other incentive-based compensation plan, program or policy or to operate any such plan, program or policy outside the Plan or upon terms and provisions that are different from those set forth in the Plan.

ARTICLE XIV

Change in Control

14.1 In the event of a Change in Control, the Committee, as constituted before such Change in Control, in its sole discretion and without the consent of any Participant (except that it may not take any action which would cause any Award that is subject to Section 409A of the Code not to comply with Section 409A of the Code) may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of the vesting, delivery and exercisability of and the lapse and/or satisfaction of time-based and/or performance-based vesting restrictions with respect to any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase, settlement or cancellation of any such Award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) provide for the replacement of any such Stock-settled Award with a cash-settled Award; (iv) make such adjustments to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (v) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity in such Change in Control. Where an Award is subject to or falls under an exemption from Section 409A of the Code, this Article XIV will be applied in a manner so as to comply with Section 409A of the Code or to maintain the exemption from Section 409A of the Code, as applicable.

ARTICLE XV

Amendment and Substitution of Awards

15.1 Amendment and Substitution. Subject to the terms and provisions of the Plan, the Committee may amend the terms of any outstanding Awards, or accelerate the vesting thereof and amend the terms of any outstanding Agreement accordingly. In addition, the Committee may cancel or accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor, so long as the new or substituted Awards do not specify a lower exercise price than the cancelled or surrendered Awards or awards, and otherwise the new or substituted Awards may be of a different type than the cancelled or surrendered Awards or awards, may provide for a longer term than the cancelled or surrendered Awards or awards, may provide for more rapid vesting and exercisability than the cancelled or surrendered Awards or awards, or may contain any other provisions that are authorized by the Plan. The Committee shall continue to have the authority to amend the terms of any outstanding Award after May 12, 2036, provided that no amendment will extend the original term of the Award beyond that set forth in the applicable Agreement. Notwithstanding the foregoing, however, but subject to Section 4.5 and Article XIV herein, no amendment of an Award shall, without the consent of the Participant, materially adversely affect the rights or obligations of the Participant. Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend or substitute a 409A Award in a manner that violates Section 409A of the Code, or causes an Award that previously qualified for an exemption from Section 409A of the Code to become subject to Section 409A of the Code.

15.2 Stock Option and SAR Repricing. Notwithstanding any provision of the Plan to the contrary, and except in connection with a corporate transaction involving the Company in accordance with Section 4.5 or Article XIV herein, neither the Committee nor the Board shall have the right or authority, without obtaining shareholder approval, to amend or modify the Option Price of any outstanding Option or the SAR Exercise Price of any outstanding SAR, or to cancel an outstanding Option or SAR at a time when the Option Price or SAR Exercise Price, as applicable, is greater than the Fair Market Value of a Share in exchange for cash, another Award, or other securities, or to extend the exercise period beyond the original term of the Option or the SAR.

ARTICLE XVI

Amendment and Termination of the Plan

16.1 Amendment and Termination. At any time and from time to time, the Board may amend or terminate the Plan. Such amendment may be without shareholder approval except to the extent that such approval is required pursuant to applicable state law, the Code, the rules under Section 16 of the Exchange Act or applicable stock exchange listing requirements, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations.

16.2 Awards Previously Granted. No termination or amendment of the Plan other than pursuant to Section 4.5 or Article XIV herein shall in any manner materially adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XVII

Beneficiary Designations

17.1 A Participant may designate a Beneficiary to receive and exercise any Options or SARs that may be exercised after his death or to receive payment under any Award that may be paid after his death, as provided for in the Agreement for the applicable Award. If the Agreement does not address when a Beneficiary can exercise or receive an Award, the following rules shall apply: (1) with regard to an Option or SAR, the Beneficiary shall have up to one (1) year to exercise any vested Options or SARs, but in no event may an Option or SAR be exercised after the expiration of its term as set forth in the Agreement, and (2) with regard to other Awards, the Beneficiary shall only have a right to receive payment of the Award if the Award is fully earned and payable at or prior to the death of the Participant or if the Award becomes payable in connection with the death of the Participant, in each case as determined by the Committee in its sole discretion. A Participant’s designation of Beneficiary and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or, if none, the laws of descent and distribution. If the Participant and the designated Beneficiary shall die in circumstances that cause the Committee (or its delegee), in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary. All determinations by the Committee (or its delegee) under this Article XVII shall be final, conclusive, and binding on all persons.

ARTICLE XVIII

Restrictions on Stock Transferability

18.1 The Committee shall impose such restrictions on any Shares acquired pursuant to an Award under the Plan as it may deem advisable, including restrictions under the applicable federal securities laws, under applicable stock exchange listing requirements, and under any blue sky or state securities laws applicable to such Shares. In addition to applicable restrictions above, the Committee may impose such restrictions on any Shares delivered to a Participant in settlement of an Award as it may deem advisable in its sole and absolute discretion, including restricting transferability and/or designating such Shares as Restricted Stock or Shares subject to further service, performance, consulting or non-competition period or non-solicitation period after settlement. Any Stock acquired pursuant to an Award under the Plan shall, if issued in book-entry form, be subject to and, if issued in certificated form, bear a legend referencing the restrictions on such Stock, which legend may be similar to the legend placed on certificates pursuant to Section 8.5 herein. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment and not with a view to the distribution thereof and that he will make no transfer of the same except in compliance with any rules and regulations in effect at the time of transfer under the applicable federal and state securities laws or any other applicable law. No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

ARTICLE XIX

Withholding

19.1 Tax Withholding. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all applicable federal, state and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan or an Award. The Company shall have the power and the right to deduct, retain or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan or an Award. The Company shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements, provided that, subject to any applicable limitation under Section 409A of the Code, a Participant may elect to have an additional amount (up to the maximum allowed by law) withheld. Until the applicable taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant and no issuance in book-entry or electronic form (or, in the case of Restricted Stock, no issuance in book-entry or electronic form free of a restrictive legend or notation) shall be made for the Participant.

19.2 Use of Shares to Satisfy Tax Obligations. The applicable tax obligations with respect to an Award shall be satisfied in such manner as the Committee determines, which may include permitting or requiring Participants to satisfy the withholding requirement, in whole or in part, by the Company withholding Shares of Stock or by the Participant delivering to the Company Shares of Stock that the Participant has previously acquired and owned. Unless otherwise provided by the Committee, and subject to the provisions in the next sentence, applicable tax obligations with respect to an Award shall be satisfied by the Company withholding Shares of Stock having a Fair Market Value equal to the amount required to be withheld (including any additional amount elected by the Participant, up to the maximum allowed by law) and cancelling any Shares so withheld. Notwithstanding the default procedure described in the preceding sentence, the Committee may permit a Participant to elect to (among other things) make a cash payment to the Company, including by check or direct debit, to satisfy applicable tax obligations with respect to an Award, provided that, if no such election is made by the Participant, the default procedure described in the preceding sentence shall apply unless otherwise provided by the Committee. The value of any Shares so withheld (or delivered by the Participant, if applicable) shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. An election by a Participant with respect to an Award shall be made in writing (which may be in electronic format) and in such manner as determined by the Committee (or its delegee) in advance of the day that the transaction becomes taxable and shall be irrevocable with respect to such Award at such time as the Committee (or its delegee) determines.

ARTICLE XX

Successors

20.1 All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a merger, consolidation or otherwise, including a direct or indirect purchase of all or substantially all of the business and/or assets of the Company.

ARTICLE XXI

General

21.1 Requirements of Law. The granting of Awards and the issuance of Shares and all obligations of the Company under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self-regulatory organizations (i.e., stock exchanges) as may be required.

21.2 Effect of Plan. The establishment of the Plan shall not confer upon any Employee, Non-Employee Director or Consultant any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Employee, Non-Employee Director or Consultant, nor is it a contract between the Company or any of its Subsidiaries and any Employee, Non-Employee Director or Consultant. Participation in the Plan shall not give any Employee, Non-Employee Director or Consultant any right to be engaged or retained in the employment or service of the Company or any Subsidiary. Except as may be otherwise expressly provided in the Plan or in an Agreement, no Employee, Non-Employee Director or Consultant who receives an Award shall have rights as a shareholder of the Company prior to the date that Shares are issued to the Participant pursuant to the Plan.

21.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

21.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with the laws of the State of Arkansas, excluding any choice of law principles under Arkansas law that would require the application of the laws of a jurisdiction other than Arkansas. The intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code. The Plan and Awards are subject to all present and future applicable provisions of the Code. If any provision of the Plan or an Award conflicts with any such Code provision, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

21.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the Plan shall be deemed automatically modified to the extent necessary to (1) make such provision legal and valid and (2) as closely as possible maintain and accomplish the original intent of the provision, and the remaining parts of the Plan shall not be affected and shall remain in full force and effect.

21.6 Termination of Employment or Service. Unless otherwise provided in the Agreement pertaining to an Award, in the event that a Participant’s employment or service with the Company and its Subsidiaries terminates for any reason, then the unvested portion of such Award shall automatically be forfeited to the Company. Unless otherwise provided in the Agreement pertaining to an Award or as may be required by applicable law, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded. The Committee may provide in an Agreement made under the Plan for vesting of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including any provisions for vesting at death, disability, retirement, or in connection with a Change in Control, with or without the further consent of the Committee. Unless prohibited by applicable law, the Committee may provide in an Agreement made under the Plan that any period of service with the Company or a Subsidiary as a Non-Employee Director or a Consultant that begins immediately following the termination of an Employee’s employment shall be deemed a continuation of such Employee’s employment with the Company or a Subsidiary. The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

21.7 Transfer of Awards. Except as provided in the applicable Agreement, no Award shall be transferable for any reason (including pursuant to a domestic relations order) other than due to the Participant’s death as provided in Article XVII herein. Consideration may not be paid for the transfer of any Award.

21.8 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

21.9 Company Policies.

(a) Clawback. All Awards under the Plan (whether vested or unvested), and any Shares associated therewith, are subject to rescission, cancellation or recoupment, in whole or in part, under any current or future clawback or similar policy of the Company, including the Simmons First National Corporation Compensation Clawback Policy, that is applicable to the Participant and may be in effect from time to time. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

(b) Other Policies. All Awards under the Plan, and any Shares associated therewith, shall also be subject to the Company’s stock ownership, securities trading, anti-hedging, anti-pledging and other similar policies, as may be in effect from time to time.

21.10 Banking Regulatory Provision. All Awards shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which the Company or any subsidiary thereof is subject.

21.11 Share Certificates and Book-Entry. To the extent that the Plan provides for issuance of stock certificates to represent Shares, the issuance may be effected on a non-certificated book-entry basis to the extent not prohibited by applicable law or applicable stock exchange listing requirements. If the Company issues any Shares in book-entry form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer to which the Shares are subject. In the case of Restricted Stock granted under the Plan, such notation shall be substantially in the form of the legend contained in Section 8.5 herein.

21.12 Electronic Transmissions and Records. Subject to limitations under applicable law, the Committee (and its delegee) is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations, signatures and/or other forms or communications to or from Participants by electronic or similar means, including execution and delivery through an accredited secure signature service, transmissions through email or specialized software, on-line systems or other platforms, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan. Electronic communications sent through email will be deemed to be effective on the date and at the time sent, and other electronic communications sent through other means described in this Section 21.12 will be deemed to be effective when they are sent or otherwise made available.

21.13 Notices. Unless the Committee (or its delegee) provides such notice (or, in the case where the Company is the intended recipient, requires such notice to be given to the Company) through electronic communication as described in Section 21.12, any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to the attention of its General Counsel (or such other Person as the Company may designate in writing from time to time) at the mailing address of the Company’s principal executive office, and, if to the Participant, to the mailing address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given, if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered, or, if mailed, five (5) days after the date of mailing by registered or certified mail.

21.14 Construction and Interpretation. Whenever used in the Plan and any Agreement, masculine gender shall also include the feminine and neutral genders, and vice versa; and the words “include”, “includes” or “including” (as well as other variations of that term) shall be deemed to be followed by the words “without limitation”.

ARTICLE XXII

Omnibus Code Section 409A Provision

22.1 Intent of Awards. It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. To the extent required for an Award to comply with Section 409A of the Code or for an Option to be an exempt stock right under Section 409A, a defined term in the Plan shall be applied and interpreted (and to the extent required, deemed narrowed) to comply with the requirements under, or exemption from, Section 409A of the Code and applicable guidance thereunder. Notwithstanding any provision of the Plan to the contrary, the Committee may amend any outstanding Award without the Participant’s consent if, as determined by the Committee, in its discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to the Participant or any other person or entity if an Award that is subject to Section 409A of the Code or the Participant or any other person or entity is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

22.2 409A Awards. The Committee may grant Awards under the Plan that are 409A Awards and Awards under the Plan that are not 409A Awards. The terms of any 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.

22.3 Time of Payment. The time and form of payment of a 409A Award, including application of a six (6)-month delay for specified employees in certain circumstances, shall be as set forth in the applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, a Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half (2 1⁄2) months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each installment payment will be treated as the entitlement to a separate payment.

22.4 Acceleration or Deferral. The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Section 409A of the Code.

22.5 Distribution Requirements. Any distribution of a 409A Award, or a non-409A Award to the extent required to be exempt from Section 409A of the Code, triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Section 409A of the Code. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.

22.6 Scope and Application of this Provision. For purposes of this Article XXII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A of the Code means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares or other property or to be liable for payment of interest or a tax penalty under Section 409A of the Code.

Approved by the Board of Directors on March 12, 2026 and by the shareholders on May 13, 2026.